EXHIBIT 8.1

ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C.

875 THIRD AVENUE

NEW YORK, NEW YORK 10022-0123

(212) 603-6300

FAX (212) 956-2164

June 29, 2017

GlyEco, Inc.

230 Gill Way

Rock Hill, South Carolina 29730

Ladies and Gentlemen:

We have acted as counsel to GlyEco, Inc., a Nevada corporation (the “Company”), in connection with the filing of its registration statement on Form S-1 (as may be amended from time to time) (File No. 215941) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) non-transferable subscription rights of the Company (the “Rights”) and (ii) 40,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon exercise of the Rights. The Rights are to be distributed to holders of record of shares of the Company’s Common Stock as of June 16, 2017 (the “Record Date”) for a proposed rights offering by the Company.

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) By-laws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and their representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

In rendering our opinion, we have assumed, with your permission, that (i) the Rights Offering will be consummated as described in the Registration Statement and (ii) the statements concerning the terms of the Rights Offering set forth in the Registration Statement are, and will remain, true, complete and correct at all times up to and including the consummation of the Rights Offering.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Rights Offering after the date of effectiveness of the Registration Statement, or any inaccuracy in the statements, facts and assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Finally, our opinion is limited to the tax matters specifically covered hereby. No opinion should be inferred as to (i) any other tax consequences of the Rights Offering or (ii) the tax consequences of the Rights Offering under any state, local or foreign law, or with respect to other areas of U.S. Federal taxation. We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the Federal laws of the United States of America.

Based on the foregoing and subject to the qualifications set forth herein, we hereby confirm that each portion of the discussion under the caption “Material United States Federal Income Tax Consequences” in the Registration Statement that is referred to as the opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C. constitutes our opinion.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. We also consent to the use of our name as it appears under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Robinson Brog Leinwand Greene Genovese & Gluck P.C.
Robinson Brog Leinwand Greene Genovese & Gluck P.C.